UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Income Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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American Income Fund, Inc. (MRF)

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning important proposals affecting your Fund, which will be considered at the Annual and Special Meetings of Shareholders of the Fund on Monday, July 28, 2014 at the offices of U.S. Bancorp Asset Management. This letter has been sent because you held shares of the Fund as of the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS ASSURE A SMOOTH TRANSITION OF THE MANAGEMENT AND OPERATION OF YOUR FUND, AVOIDS UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on each of your proxy cards. Please have your proxy cards in hand to access the control number (located in the box on each proxy card) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on each of your proxy cards. Please have your proxy cards in hand to access the control number (located in the box on each proxy card) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date each of the enclosed proxy cards, then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-877-520-8548.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.